Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Reports Strong Revenue and Earnings

Growth in Third Quarter

Express and Ground Package Volume Grows a Combined 10%

MEMPHIS, Tenn., March 17, 2005 ... FedEx Corporation (NYSE: FDX) today reported earnings of $1.03 per diluted share for the third quarter ended February 28, compared to $0.68 per diluted share a year ago, a year-over-year increase of 51%.

FedEx Corp. reported the following consolidated results for the third quarter:

•      Revenue of $7.34 billion, up 21% from $6.06 billion the previous year

•      Operating income of $552 million, up 48% from $372 million a year ago

•      Operating margin of 7.5%, up from last year’s 6.1%

•      Net income of $317 million, up 53% from $207 million the previous year

“We have solid momentum in the business and customer demand is strong,” said Frederick W. Smith, chairman, president and chief executive officer.  “Economic conditions remain favorable, and we are optimistic about future growth prospects.  We are executing our plans very well and our unique business strategy is paying off.”

Total average daily package volume at FedEx Express and FedEx Ground combined grew more than 10% year over year for the quarter, led by double-digit growth in ground and FedEx International Priority® shipments.  FedEx Freight average daily less-than-truckload (LTL) shipment volume increased 9%.  FedEx Express, FedEx Ground and FedEx Freight each reported solid yield improvement.

Third quarter revenues included $499 million from FedEx Kinko’s, which was acquired in February 2004, compared to approximately $100 million in revenue last year.  Last year’s third quarter included $14 million, or $0.03 per diluted share, of

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business realignment expenses associated with voluntary early retirement and severance programs.

During the quarter, operating income benefited from the timing of adjustments to the company’s indexed fuel surcharges, as fuel costs declined from second quarter levels.  However, should the recent trend of fuel cost increases continue, fourth quarter margins could be negatively impacted.

FedEx ranked in the “Top 10” of FORTUNE magazine’s most recent “America’s Most Admired Companies” and “World’s Most Admired Companies” lists.  The company also ranked first in the “Delivery” industry in the FORTUNE survey.  FedEx continues to place in the FORTUNE “100 Best Companies to Work For” list and has the largest employee base on that list.

Outlook

Earnings are expected to be $1.40 to $1.50 per diluted share in the fourth quarter.  Capital expenditures for fiscal 2005 are expected to be approximately $2.3 billion.

“Customer demand is driving additional investment in aircraft, facilities and technology,” said Alan B. Graf, Jr., executive vice president and chief financial officer.  “We remain diligent in allocating our capital expenditures to the fastest growing and most profitable opportunities.  This investment positions us well to capitalize on additional future growth and we expect to generate a solid return on our investment.”

FedEx Express Segment

For the third quarter, the FedEx Express segment reported:

•      Revenue of $4.92 billion, up 12% from last year’s $4.37 billion

•      Operating income of $340 million, up 56% from $218 million a year ago

•      Operating margin of 6.9%, up from 5.0% the previous year

FedEx International Priority (IP) revenue continued its strong growth, increasing 19% for the quarter.  IP average daily package volume grew 11%, with strong growth in

U.S. export, Asia and Europe.  IP revenue per package grew 9%, primarily due to fuel surcharges, an increase in average weight per package and favorable exchange rate differences.  U.S. domestic express package revenue increased 9%, as average daily package volume increased 6%.  U.S. domestic express revenue per package increased 5% due to higher fuel surcharge revenue and increases in average weight per package and average rate per pound.

Operating income improved dramatically year over year despite one fewer operating day in the quarter, benefiting from revenue growth and the timing of adjustments to fuel surcharges, ongoing cost control efforts and savings from business realignment programs.

FedEx Express recently launched the express industry’s first direct flight from mainland China to Europe.  The westbound around-the-world flight is the initial phase of a plan which extends the company’s global connectivity leadership and will be followed by a second around-the-world flight on an eastbound pattern later this calendar year.  Both flights will further enhance FedEx Express’ service offerings between the fastest growing economies in Europe and Asia, providing daily service from Shanghai, China to Cologne, Germany.  FedEx Express also received tentative approval from the U.S. Department of Transportation for three new flight frequencies into China, effective March 2006.  This will provide the company a total of 26 weekly flights to China.

In February, the Sixth Circuit Court of Appeals reaffirmed the favorable ruling previously received by FedEx in a lawsuit filed by the company over the tax treatment of jet engine maintenance costs.  This decision did not have any impact on the company’s financial condition, results of operations or tax rate during the third quarter.

FedEx Ground Segment

For the third quarter, the FedEx Ground segment reported:

•      Revenue of $1.20 billion, up 25% from last year’s $960 million

•      Operating income of $149 million, up 33% from $112 million a year ago

•      Operating margin of 12.4%, up from 11.6% the previous year

FedEx Ground average daily package volume grew 16% year over year in the third quarter, consistent with first half growth rates.  Yield improved 4% primarily due to an increase in extra services revenue and general rate increases, partially offset by a lower average weight per package.  In addition, FedEx Ground reintroduced a fuel surcharge on January 3, 2005.

The operating margin for the FedEx Ground segment increased year over year because of excellent revenue growth, aided by one more operating day in this year’s quarter for the Ground package unit, and significantly improved field productivity.

FedEx Freight Segment

For the third quarter, the FedEx Freight segment reported:

•      Revenue of $747 million, up 19% from last year’s $630 million

•      Operating income of $54 million, up 46% from $37 million a year ago

•      Operating margin of 7.2%, up from 5.9% the previous year

Average daily LTL shipments increased 9% year over year due to market-share gains and continued strong demand for services.  LTL yield improved 9% year over year reflecting incremental fuel surcharges, growth in interregional freight service and higher rates.  Operating margin was up significantly compared to the previous year due to LTL volume and yield growth and productivity gains.

FedEx Kinko’s Segment

For the third quarter, the FedEx Kinko’s segment reported:

•      Revenue of $499 million

•      Operating income of $11 million

•      Operating margin of 2.2%

FedEx Kinko’s revenue and operating margin during the third quarter reflect a decrease in business levels as compared to the second quarter due to the slower winter months.

The operating margin for the third quarter was adversely impacted by integration activities, including facility rebranding expenses, ramp-up costs associated with the offering of packaging and shipping services at its U.S. locations and the centralization of the FedEx Kinko’s corporate support operations.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services.  With annual revenues of $29 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand.  Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 250,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and third quarter FY2005 Statistical Book.  These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EST on March 17 are available on the company’s Web site at www.fedex.com/us/investorrelations.  A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, any impacts on our business resulting from the duration and magnitude of the U.S. domestic economic recovery, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s business, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact:  Jess Bunn 901-818-7463

Investor Contact:  Jim Clippard 901-818-7468

Home Page:  fedex.com

FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2005

(In millions, except earnings per share and FTEs)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2005	Feb. 29, 2004%		Feb. 28, 2005	Feb. 29, 2004%
Revenue:
FedEx Express segment	$4,915	$4,374	12%	$14,365	$12,790	12%
FedEx Ground segment	1,200	960	25%	3,447	2,852	21%
FedEx Freight segment	747	630	19%	2,374	1,931	23%
FedEx Kinko’s segment	499	—	NM	1,513	—	NM
Other & eliminations	(22)	98	NM	(51)	96	NM
Total Revenue	7,339	6,062	21%	21,648	17,669	23%

Operating Expenses:
Salaries and employee benefits	3,026	2,649	14%	8,876	7,778	14%
Purchased transportation	748	602	24%	2,176	1,755	24%
Rentals and landing fees	585	474	23%	1,728	1,350	28%
Depreciation and amortization	368	340	8%	1,091	1,010	8%
Fuel	570	402	42%	1,645	1,088	51%
Maintenance and repairs	413	380	9%	1,248	1,114	12%
Airline Stabilization Act charge	—	—	NM	48	—	NM
Business realignment costs	—	14	NM	—	429	NM
Other	1,077	829	30%	3,105	2,390	30%
Total Operating Expenses	6,787	5,690	19%	19,917	16,914	18%

Operating Income:
FedEx Express segment	340	218	56%	983	222	343%
FedEx Ground segment	149	112	33%	431	363	19%
FedEx Freight segment	54	37	46%	259	164	58%
FedEx Kinko’s segment	11	—	NM	59	—	NM
Other & eliminations	(2)	5	NM	(1)	6	NM
Total Operating Income	552	372	48%	1,731	755	129%

Other Income (Expense):
Interest, net	(34)	(36)	(6)%	(111)	(76)	46%
Other, net	(4)	(2)	100%	(18)	(3)	NM
Total Other Income (Expense)	(38)	(38)	0%	(129)	(79)	63%

Pretax Income	514	334	54%	1,602	676	137%
Provision for Income Taxes	197	127	55%	601	250	140%
Net Income	$317	$207	53%	$1,001	$426	135%
Diluted Earnings Per Share	$1.03	$0.68	51%	$3.26	$1.40	133%
Weighted Average Common and Common Equivalent Shares	308	303	2%	307	304	1%

Capital Expenditures	$486	$284	71%	$1,661	$892	86%

Average Full-Time Equivalents (FTEs in thousands)	219	206	6%	215	206	4%

Note:  Certain prior period amounts have been reclassified to conform to the current period’s presentation.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2005

(In millions)

	Feb. 28, 2005	May 31, 2004
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,084	$1,046
Other current assets	4,188	3,924
Total Current Assets	5,272	4,970

Net Property and Equipment	9,391	9,037

Other Long-Term Assets	5,712	5,127

	$20,375	$19,134

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$973	$750
Other current liabilities	4,207	3,982
Total Current Liabilities	5,180	4,732

Long-Term Debt, Less Current Portion	2,441	2,837

Other Long-Term Liabilities	3,632	3,529

Total Common Stockholders’ Investment	9,122	8,036

	$20,375	$19,134

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2005

(In millions)

(Unaudited)

	Nine Months Ended
	Feb. 28, 2005	Feb. 29, 2004

Operating Activities:
Net income	$1,001	$426
Noncash charges (credits):
Depreciation and amortization	1,091	1,010
Other, net	29	77
Changes in operating assets and liabilities, net	(161)	219

Net cash provided by operating activities	1,960	1,732

Investing Activities:
Capital expenditures	(1,661)	(892)
Business acquisitions	(122)	(2,410)
Proceeds from asset dispositions	10	14

Net cash used in investing activities	(1,773)	(3,288)

Financing Activities:
Proceeds from short-term borrowings, net	—	1,929
Dividends paid	(63)	(48)
Other, net	(86)	(388)

Net cash (used in) provided by financing activities	(149)	1,493

Net increase (decrease) in cash and cash equivalents	38	(63)

Cash and cash equivalents at beginning of period	1,046	538
Cash and cash equivalents at end of period	$1,084	$475

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2005	Feb. 29, 2004%		Feb. 28, 2005	Feb. 29, 2004%
FINANCIAL HIGHLIGHTS
Revenue	$4,915	$4,374	12%	$14,365	$12,790	12%

Operating Expenses:
Salaries and employee benefits	1,961	1,855	6%	5,723	5,495	4%
Purchased transportation	216	177	22%	613	504	22%
Rentals and landing fees	411	388	6%	1,193	1,142	4%
Depreciation and amortization	199	203	(2)%	598	610	(2)%
Fuel	498	356	40%	1,433	959	49%
Maintenance and repairs	307	300	2%	954	878	9%
Airline Stabilization Act charge	—	—	NM	48	—	NM
Business realignment costs	—	12	NM	—	423	NM
Intercompany charges	382	350	9%	1,118	1,039	8%
Other	601	515	17%	1,702	1,518	12%
Total Operating Expenses	4,575	4,156	10%	13,382	12,568	6%
Operating Income	$340	$218	56%	$983	$222	343%
Operating Margin	6.9%	5.0%		6.8%	1.7%

OPERATING STATISTICS
Operating Weekdays	62	63	(2)%	190	190	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,217	1,197	2%	1,182	1,178	0%
U.S. Overnight Envelope	681	628	8%	668	655	2%
U.S. Deferred	1,086	1,003	8%	961	933	3%
Total U.S. Domestic Package	2,984	2,828	6%	2,811	2,766	2%
International Priority	435	393	11%	432	386	12%
Total Average Daily Packages	3,419	3,221	6%	3,243	3,152	3%

Average Daily Freight Pounds (000s):

U.S.	9,331	9,082	3%	8,842	8,540	4%
International	1,868	2,060	(9)%	1,867	2,143	(13)%
Total Avg Daily Freight Pounds	11,199	11,142	1%	10,709	10,683	0%

YIELD
Revenue Per Package:

U.S. Overnight Box	$19.79	$18.37	8%	$19.66	$18.23	8%
U.S. Overnight Envelope	10.51	10.06	4%	10.35	9.95	4%
U.S. Deferred	11.26	10.85	4%	11.44	10.82	6%
Total U.S. Domestic Package	14.57	13.86	5%	14.63	13.77	6%
International Priority	56.14	51.41	9%	54.73	50.19	9%
Composite Package Yield	$19.86	$18.43	8%	$19.97	$18.23	10%

Revenue Per Freight Pound:

U.S.	$0.82	$0.73	12%	$0.81	$0.73	11%
International	0.81	0.75	8%	0.78	0.74	5%
Composite Freight Yield	$0.82	$0.74	11%	$0.81	$0.73	11%

Average Full-Time Equivalents (000s)	126	122	3%	123	122	1%

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2005	Feb. 29, 2004%		Feb. 28, 2005	Feb. 29, 2004%
FINANCIAL HIGHLIGHTS
Revenue	$1,200	$960	25%	$3,447	$2,852	21%

Operating Expenses:
Salaries and employee benefits	214	183	17%	624	547	14%
Purchased transportation	464	367	26%	1,330	1,076	24%
Rentals	31	26	19%	89	72	24%
Depreciation and amortization	47	38	24%	130	114	14%
Fuel	11	4	175%	31	9	244%
Maintenance and repairs	28	22	27%	80	69	16%
Business realignment costs	—	1	NM	—	1	NM
Intercompany charges	124	107	16%	358	312	15%
Other	132	100	32%	374	289	29%
Total Operating Expenses	1,051	848	24%	3,016	2,489	21%
Operating Income	$149	$112	33%	$431	$363	19%
Operating Margin	12.4%	11.6%		12.5%	12.7%

OPERATING STATISTICS
Operating Weekdays	63	62	2%	191	189	1%

Average Daily Package Volume(1) (000s)	2,660	2,296	16%	2,609	2,250	16%
Yield (Revenue Per Package)(1)	$6.79	$6.52	4%	$6.60	$6.44	2%

(1) - Package statistics exclude FedEx SmartPost.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2005	Feb. 29, 2004%		Feb. 28, 2005	Feb. 29, 2004%
FINANCIAL HIGHLIGHTS
Revenue	$747	$630	19%	$2,374	$1,931	23%

Operating Expenses:
Salaries and employee benefits	404	346	17%	1,220	1,031	18%
Purchased transportation	71	59	20%	243	179	36%
Rentals and landing fees	25	25	—	76	74	3%
Depreciation and amortization	25	24	4%	75	69	9%
Fuel	61	43	42%	180	121	49%
Maintenance and repairs	33	28	18%	95	84	13%
Intercompany charges	6	5	20%	19	15	27%
Other	68	63	8%	207	194	7%
Total Operating Expenses	693	593	17%	2,115	1,767	20%
Operating Income	$54	$37	46%	$259	$164	58%
Operating Margin	7.2%	5.9%		10.9%	8.5%

OPERATING STATISTICS
LTL Operating Weekdays	62	62	—	189	188	1%

LTL Shipments Per Day (000s)	60	55	9%	63	56	13%
Weight Per LTL Shipment (lbs)	1,129	1,121	1%	1,129	1,119	1%
LTL Revenue/CWT	$15.58	$14.35	9%	$15.36	$14.21	8%

Note: Certain prior period amounts have been reclassified to conform to the current period’s presentation.

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended	Nine Months Ended
	February 28	February 28
	2005	2005
FINANCIAL HIGHLIGHTS
Revenue	$499	$1,513

Operating Expenses:
Salaries and employee benefits	185	553
Rentals	103	327
Depreciation and amortization	36	100
Maintenance and repairs	17	36
Intercompany charges	(1)	5
Other operating expenses:
Supplies, including paper and toner	70	232
Other	78	201
Total Operating Expenses	488	1,454
Operating Income	$11	$59
Operating Margin	2.2%	3.9%

Note:  The FedEx Kinko’s segment was formed in the fourth quarter of fiscal 2004.